EXHIBIT 9.01(b)









                    WEBB MORTGAGE DEPOT, INC., AND SUBSIDIARY
                               UNAUDITED PRO FORMA
                             CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005

                    WEBB MORTGAGE DEPOT, INC., AND SUBSIDIARY
               INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


                                                                         PAGE(S)
                                                                         -------

Introduction to Unaudited Pro Forma Condensed Consolidated
         Financial Statements                                                3

Balance Sheet - September 30, 2005                                           4

Statement of Operations for the nine months ended
         September 30, 2005                                                  5

Statement of Operations for the Year ended December 31, 2004                 6


Notes to Financial Statements                                                7

                    WEBB MORTGAGE DEPOT, INC., AND SUBSIDIARY
                  INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS



         On September 30, 2004, Webb Mortgage Depot, Inc., ("The Company") signed a Share Exchange Agreement with Medical Connections, Inc., a privately held Company whereby, Webb Mortgage Depot, Inc., agreed to acquire all the outstanding capital stock of Medical Connections, Inc. The transaction is closed on December 27, 2005.

         The acquisition will be accounted for under the purchase method of accounting, reverse merger. Accordingly, Medical Connections, Inc., will be treated as the continuing entity for accounting purposes.

         The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2005 has been presented with a consolidated subsidiary at September 30, 2005. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2005 and for the year ended December 31, 2004 have been presented as if the acquisition had occurred January 1, 2004.

         The unaudited pro forma condensed consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies' respective historical financial statements and notes included thereto.

                    WEBB MORTGAGE DEPOT, INC. AND SUBSIDIARY
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2005

                                                                                    MEDICAL
                                                                  WEBB MORTGAGE   CONNECTIONS                       PRO
                                                                   DEPOT, INC.        INC.       ADJUSTMENTS       FORMA
                                                                   -----------    -----------    -----------    -----------

                                     ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                       $    36,328    $   269,405    $   (36,328)   $   269,405
   Accounts receivables-net                                              3,600        154,757         (3,600)       154,757
   Prepaid expenses and other                                          647,432         33,213       (647,432)        33,213
                                                                   -----------    -----------    -----------    -----------

          TOTAL CURRENT ASSETS                                         687,360        457,375       (687,360)       457,375
                                                                   -----------    -----------    -----------    -----------

PROPERTY AND EQUIPMENT
   Equipment (net)                                                      18,816        149,012        (18,816)       149,012
   Less:  accumulated depreciation                                     (11,639)       (16,091)        11,639        (16,091)
                                                                   -----------    -----------    -----------    -----------

          NET PROPERTY AND EQUIPMENT                                     7,177        132,921         (7,177)       132,921
                                                                   -----------    -----------    -----------    -----------


TOTAL ASSETS                                                       $   694,537    $   590,296    $  (694,537)   $   590,296
                                                                   ===========    ===========    ===========    ===========


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Accounts payable and accrued expenses                           $    26,906    $        --    $   (26,906)   $        --
   Liability for stock to be issued                                         --        618,189             --        618,189
   Lines of credit                                                      51,564             --        (51,564)            --
   Stockholder loan                                                    441,073             --       (441,073)            --
                                                                   -----------    -----------    -----------    -----------

          TOTAL CURRENT LIABILITIES                                    519,543        618,189       (519,543)       618,189
                                                                   -----------    -----------    -----------    -----------

STOCKHOLDERS' EQUITY (DEFICIT)

    Common Stock, $.001 par value; 25,000,000 shares authorized;
       4,209,144 shares issued and outstanding                           4,209          8,263         (8,263)         4,209
    Additional paid-in capital                                       1,401,277      2,260,954     (1,397,223)     2,265,008
    Common stock subscribed                                                 --       (202,800)            --       (202,800)
    Accumulated deficit                                             (1,230,492)    (2,094,310)     1,230,492     (2,094,310)
                                                                   -----------    -----------    -----------    -----------

          Total stockholders' equity (deficit)                         174,994        (27,893)      (174,994)       (27,893)
                                                                   -----------    -----------    -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)               $   694,537    $   590,296    $  (694,537)   $   590,296
                                                                   ===========    ===========    ===========    ===========

        See notes to unaudited pro forma condensed financial statements.

                    WEBB MORTGAGE DEPOT, INC. AND SUBSIDIARY
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

                                                                      MEDICAL
                                                      WEBB MORTGAGE  CONNECTIONS                       PRO
                                                       DEPOT, INC       INC.        ADJUSTMENTS       FORMA
                                                      -----------    -----------    -----------    -----------

REVENUES                                               $   351,444    $   413,714    $  (351,444)   $  413,714
                                                       -----------    -----------    -----------    ----------

OPERATING EXPENSES
           Advertising                                     32,383          2,865        (32,383)         2,865
           Administrative                                 140,269        233,421       (140,269)       233,421
           Automobile                                          --          3,701             --          3,701
           Mortgage expenses                              144,027             --       (144,027)            --
           Commissions and compensation                        --        150,000             --        150,000
           Consultants                                         --        227,565             --        227,565
           Credit reports                                      --             --             --             --
           Depreciation                                        --         13,936             --         13,936
           Outside services/payroll & payroll taxes            --        833,296             --        833,296
           Professional Fees                                   --        149,644             --        149,644
           Processing fees                                     --             --             --             --
           Management salaries                                 --             --             --             --
           Rent                                                --         48,017             --         48,017
           Telephone and utilities                             --         23,314             --         23,314
           Travel and Entertainment                            --         15,359             --         15,359
                                                      -----------    -----------    -----------    -----------

               TOTAL OPERATING EXPENSES                   316,679      1,701,118       (316,679)     1,701,118
                                                      -----------    -----------    -----------    -----------

NET INCOME (LOSS) FROM OPERATIONS                          34,765     (1,287,404)       (34,765)    (1,287,404)
                                                      -----------    -----------    -----------    -----------

OTHER INCOME (EXPENSE)
           Litigation award                                    --             --             --             --
           Interest expense                                (8,118)            --          8,118             --
                                                      -----------    -----------    -----------    -----------

           TOTAL OTHER INCOME (EXPENSE)                    (8,118)            --          8,118             --
                                                      -----------    -----------    -----------    -----------

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES        26,647     (1,287,404)       (26,647)    (1,287,404)

           Provision for income taxes                          --             --             --             --
                                                      -----------    -----------    -----------    -----------

NET INCOME (LOSS) APPLICABLE TO
   COMMON SHARES                                      $    26,647    $(1,287,404)   $   (26,647)   $(1,287,404)
                                                      ===========    ===========    ===========    ===========

BASIC AND DILUTED INCOME (LOSS)
   PER SHARE                                          $      0.01    $     (0.17)            --    $     (0.17)
                                                      ===========    ===========    ===========    ===========

WEIGHTED AVERAGE NUMBER
   OF COMMON SHARES                                     4,209,144      7,713,906             --      7,713,906
                                                      ===========    ===========    ===========    ===========

        See notes to unaudited pro forma condensed financial statements.

                    WEBB MORTGAGE DEPOT, INC. AND SUBSIDIARY
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                                                                       MEDICAL
                                                       WEBB MORTGAGE  CONNECTIONS                       PRO
                                                        DEPOT, INC        INC.       ADJUSTMENTS       FORMA
                                                       -----------    -----------    -----------    -----------
REVENUES                                               $   461,782    $    56,532    $  (461,782)   $    56,532
                                                       -----------    -----------    -----------    -----------

OPERATING EXPENSES
            Advertising                                     59,505         27,534        (59,505)        27,534
            Administrative                                  77,252         77,620        (77,252)        77,620
            Automobile                                          --          4,238          4,238
            Mortgage expenses                               26,493             --        (26,493)            --
            Commissions                                     72,915        136,932        (72,915)       136,932
            Consultants                                     57,730             --        (57,730)            --
            Depreciation                                     3,587          1,964         (3,587)         1,964
            Outside services/payroll & payroll taxes        22,500        388,342        (22,500)       388,342
            Professional Fees                                5,975         24,341         (5,975)        24,341
            Rent                                            16,877         11,960        (16,877)        11,960
            Telephone and utilities                             --          8,148             --          8,148
            Travel and Entertainment                            --         10,860             --         10,860
                                                       -----------    -----------    -----------    -----------

                TOTAL OPERATING EXPENSES                   342,834        691,939       (342,834)       691,939
                                                       -----------    -----------    -----------    -----------

NET INCOME (LOSS) FROM OPERATIONS                          118,948       (635,407)      (118,948)      (635,407)
                                                       -----------    -----------    -----------    -----------

OTHER (EXPENSE)
            Interest expense and other                     (18,275)            --         18,275             --
                                                       -----------    -----------    -----------    -----------
            TOTAL OTHER INCOME (EXPENSE)                   (18,275)            --         18,275             --
                                                       -----------    -----------    -----------    -----------

NET INCOME (LOSS) FROM OPERATIONS BEFORE PROVISION
   FOR INCOME TAXES                                        100,673       (635,407)      (100,673)      (635,407)

            Provision for income taxes                          --             --             --             --
                                                       -----------    -----------    -----------    -----------

NET INCOME (LOSS) APPLICABLE TO
   COMMON SHARES                                       $   100,673    $  (635,407)   $  (100,673)   $  (635,407)
                                                       ===========    ===========    ===========    ===========

BASIC AND DILUTED INCOME (LOSS)
   PER SHARE                                           $      0.02    $     (0.10)            --    $     (0.10)
                                                       ===========    ===========    ===========    ===========

WEIGHTED AVERAGE NUMBER
   OF COMMON SHARES                                      4,209,144      6,068,386             --      6,068,386
                                                       ===========    ===========    ===========    ===========

        See notes to unaudited pro forma condensed financial statements.

                    WEBB MORTGAGE DEPOT, INC., AND SUBSIDIARY
             NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS



The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2005 and the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2005 and for the year ended December 31, 2004, to reflect the proposed combination of Webb Mortgage Depot, Inc., and Medical Connections, Inc.

          A.   To record the issuance of stock and reverse merger.

          B. The unaudited proforma does not take into consideration the 100 to 1 reverse split


























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